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                                 Exhibit 21.1

List of Subsidiaries of the Registrant.

         The following is a list of all subsidiaries of the Registrant, omitting those subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of the Registrant as of December 31, 1998.

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
--------------------------------------- --------------------------------- -------------------------------------------
Name of Subsidiary                      Jurisdiction of Incorporation     Name(s) under which the Subsidiary
                                        or Organization                   Conducts Business
--------------------------------------- --------------------------------- -------------------------------------------
WinStar Wireless, Inc.                  Delaware                          WinStar
                                                                          WinStar Wireless
                                                                          WinStar General Business
                                                                          WinStar Large Accounts
                                                                          WinStar Broadband Services
                                                                          WinStar for Education
                                                                          WinStar for Buildings
                                                                          WinStar Network Services

WinStar Equipment Corp.                 Delaware                          None

WinStar Equipment II Corp.              Delaware                          None

WinStar Wireless Fiber Corp.            Delaware                          None

WinStar LMDS, LLC                       Delaware                          None

WinStar International, Inc.             Delaware                          None

WinStar LHC1, LLC                       Delaware                          None

WinStar New Media Company, Inc.         Delaware                          WinStar for Business
(collectively with its subsidiaries)                                      Office.com
                                                                          WinStar Telebase
                                                                          WinStar Interactive Media Sales Global
                                                                          Media Sales
                                                                          WinStar TV and Video
                                                                          Non Fiction Films.
                                                                          Fox/Lorber Associates
                                                                          Wellspring Media
                                                                          SportsFan Radio Network
                                                                          WinStar Affiliate Sales
                                                                          The Winning Line
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